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                                  EXHIBIT 10.11


                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

                       EMPLOYEE STOCK OPTION PLAN OF 1992



         INTERNATIONAL FLAVORS & FRAGRANCES INC., a New York corporation (herein called "IFF"), hereby establishes the Employee Stock Option Plan of 1992 (herein called the "Plan") on the following terms and conditions:

         1. Purpose: To promote the best interests of IFF and its shareholders by providing methods by which key employees and officers of IFF and its subsidiaries may acquire a proprietary interest in IFF, thus identifying their interests with those of the shareholders and encouraging them to make greater efforts on behalf of IFF.

         2. Method of Adoption: By the favorable vote of at least two-thirds of the Board of Directors of IFF (herein called the "Board") subject to the approval of the holders of a majority of IFF shares.

         3. Term: Options may be granted at any time and from time to time, from the date of adoption of the Plan by the Board, subject to the approval of the Plan by the shareholders of IFF within 12 months after the Plan is adopted, to February 11, 2002, but no stock option shall extend for a term of more then ten years from the date of its grant.

         4. Number of Shares: The Plan shall cover an aggregate of 750,000 shares of Common Stock of IFF of the par value of $.12 1/2 each. Either authorized and unissued shares or treasury shares may be used.

         If any options expire or terminate without being exercised in full, including options voluntarily surrendered for cancellation, the shares subject thereto which have not been purchased in accordance with the terms of such options shall be available for the grant of new options under the Plan.

         5. Purchase Price: The purchase price per share for any stock optioned at any time under this Plan shall be such price as shall be fixed by the Board, but not less than the fair market value thereof at the time of granting the option. Upon exercise of any stock option the employee may pay for the stock covered by the stock option by delivery of Common Stock of IFF, providing the employee has held such Common Stock for at least six months, or such longer period as determined by the Board.

         6. Eligibility: Any key employee or officer of IFF or one of its subsidiaries (including subsidiaries which may become such after adoption of this Plan) as designated by the Board.


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         7. Employment at the Time of Each Purchase: Any stock option may be exercised by any employee only so long as he or she remains in the employ of IFF or one of its subsidiaries (including subsidiaries which became such after his or her option was granted); provided that if an employee voluntarily resigns with the consent of the Board, if he becomes totally disabled or if he or she retires, he or she may exercise within 3 months thereafter (but not later than the expiration date of the option) the option as to the balance, if any, of the shares which the employee was entitled to purchase under the terms of the option at the date of such resignation, disability or retirement. Authorized leaves of absence for military or governmental service or other purposes approved by the Board will be deemed a continuation of employment for purposes of the Plan, and modifications or extensions of the periods of the option agreement or otherwise may be made by the Board. If an employee dies while employed by IFF or one of its subsidiaries, his or her legal representatives, distributees or legatees, as the case may be, may exercise within 3 months thereafter (but not later than the expiration date of the option) the option as to the balance, if any, of the shares which the employee was entitled to purchase under the terms of the option at the date of his or her death or, in case such death occurs less than 48 months from the date of the grant of the option, that proportion of the shares covered by the option which the number of days in the period from the date of grant to the date of the employee's death bears to the number 1460, less any shares previously purchased under the option.

         8. Individual Options: Notwithstanding any other provision hereof, the selection of the officers and directors of IFF for participation in the Plan and decisions concerning the timing, pricing, and the number of shares covered by individual stock options shall be made solely by the Stock Option and Compensation Committee of the Board (herein called the "Committee"), the members of which shall be "disinterested persons" as that term is defined in Rule 16(b)-3 under the Securities Exchange Act of 1934, as amended. Unless otherwise determined by the Committee at the time of grant, options granted hereunder to employees subject to United States taxation shall be deemed to be "incentive stock options" to the extent permitted under section 422 of the Internal Revenue Code of 1986 and the balance of such options shall be deemed not to be incentive stock options.

         9. Exercise of Options: The stock options may be exercised as follows: up to one-third of the shares covered at any time after 24 months from the date of grant; up to two-thirds of such shares at any time after 36 months from such date; and all the shares at any time after 48 months from such date. Stock certificates will be issued as the stock options are exercised and the shares are paid for.

         10. Rights of Employees Before Issuance of Stock Certificates: No employee shall have any rights as a stockholder with respect to any shares covered by his or her stock option until the date of the issuance of the stock certificate to him or her for such shares following his or her exercise of the options. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         11. Anti-Dilution Provisions: Each option agreement shall contain such provisions as the Board or the Committee shall deem to be appropriate, including provisions for appropriate


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adjustment of the option price and the number of shares covered, or both, to protect the optionee in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation (except as otherwise stated below) or in the event of any other change in the corporate capital structure of IFF. In the event of any such adjustment, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options may be granted to any employee may also be appropriately adjusted.

         12. Nonassignability: No option shall be assignable or transferable by an optionee except by will or by the laws of descent and distribution, and an option shall be exercisable during his or her lifetime only by him or her.

         13. Administration: The Plan shall be administered by vote of a majority of the Board, or by the majority of the Committee, but no Board member who is to be considered as a participant in the Plan shall take part in the deliberations or vote with respect to his own participation.

         14. Merger or Consolidation: In the event of the merger or consolidation of IFF with or into another corporation as a result of which IFF is not the surviving corporation, then on written notice to the optionee given by the surviving corporation, the option may be exercised, as to the entire number of shares subject thereto, on and after the effective date of such merger or consolidation and the option shall cease and terminate as to any shares as to which it has not been exercised on a date 180 days after the effective date of such merger or consolidation or on the expiration date of such option, whichever is earlier.

         15. Agreements: Options issued under the Plan shall be evidenced by agreements in such form as the Board or the Committee may approve. The terms of such agreements shall comply with the applicable terms of the Plan outlined herein.

         16. Interpretation: In the event of any difference of opinion between an optionee and IFF or its subsidiaries concerning the meaning or effect of the Plan, such difference shall be resolved by the Board.

         17. Compliance with Applicable Laws: No shares shall be offered under the Plan and no stock certificate shall be delivered upon exercise of options until such offering has been registered under the Securities Act of 1933, as amended, and any other applicable governmental laws and regulations, unless in the opinion of counsel such offering is exempt from registration under such Act, and until IFF shall have complied with any applicable provisions of the Securities Exchange Act of 1934, as amended.

         18. Amendment and Termination of the Plan: The Board may from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or amend it in any respect, provided that it may not, without the approval of the holders of a majority of outstanding shares of IFF (except as provided in paragraph 11 above), increase the aggregate number of shares available for options, change the employees or class of employees eligible to receive options or reduce the option price below that provided for hereunder.


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